Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, September 20, 2023

UFP Global Holdings Ltd. acquires controlling interest in

Palets Suller Group

GRAND RAPIDS, Mich., Wednesday, September 20, 2023 -- UFP Global Holdings Ltd., a subsidiary of UFP Industries, Inc. (Nasdaq: UFPI), has acquired 80 percent of the equity in a newly formed company, UFP Palets y Embalajes SL, for approximately $52 million USD. UFP Palets is comprised of the former pallet manufacturing operations of Palets Suller SL, Serrería y Palets Chiva SL and Drevex Castellón SL, collectively known as Palets Suller Group. The company had trailing 12-month sales of approximately $38 million USD through August 2023.

Headquartered in Castellón, Spain, Palets Suller is the market leader in machine-built wood pallets, serving the region’s ceramic tile industry as well as other industries. Spain is one of the largest ceramic tile manufacturing export markets in the world. Founder and CEO Samuel Suller Oliver will retain a 20 percent stake in the company and continue as executive director, managing the day-to-day operations. He will be joined by UFP veteran Alex Kladt, who will work with the Palets Suller leadership team to scale the business and achieve operating synergies.

“Palets Suller provides a strong foundation to expand into Spain and grow our value-added packaging business in Europe,” said Dick McBride, UFP Global’s executive vice president. “Samuel and his experienced team have built an impressive and efficient business, and we look forward to learning from them and helping them expand into new markets. This is another step in our goal to be the preferred global packaging solutions provider.”

“We are excited to join the UFP Industries family of companies and eager to pursue the new business opportunities this combination will bring to us,” said Samuel Suller Oliver. “We’re pleased for our people, who will have new opportunities for growth and the rewards that come with being part of a large, successful multinational corporation. And we’re pleased for our customers because we will be able to offer the same quality products and level of service they’ve grown to expect from us, while adding new products and support from the capabilities of other UFP companies.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating segments – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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